Exhibit 10.13

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 19, 2014, is made and entered into among SMART Modular Technologies (Global Holdings), Inc. (f.k.a. SMART Modular Technologies (Global Memory Holdings), Inc.), a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Lenders party hereto and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Administrative Agent and the other parties named therein are party to that certain Credit Agreement dated as of August 26, 2011, as amended prior to the date hereof (as so amended, the “Credit Agreement”);

WHEREAS, Section 9.02 of the Credit Agreement permits certain provisions of any Loan Document to be amended to cure any ambiguity, omission, defect or inconsistency with the consent of the Parent Borrower and the Administrative Agent;

WHEREAS, the amendments noted in Section One are ministerial changes to the administrative provisions that are inconsistent with operational requirements of the Administrative Agent, as successor agent;

WHEREAS, the Parent Borrower and the Administrative Agent have agreed to amend the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE. Amendments.

The Credit Agreement is hereby, effective as of the Amendment Effective Date, amended as follows:

a.	The definition of “Prime Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Prime Rate” means the rate of interest per annum publicly announced from time to time by Barclays Bank PLC as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.”

b.	Section 2.03 of the Credit Agreement is hereby amended by replacing the lead in with the following:

“To request a Revolving Borrowing or Term Loan Borrowing, the applicable Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11.00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such written Borrowing Request shall be irrevocable and shall be by hand delivery or facsimile or other electronic transmission to the Administrative Agent signed by the applicable Borrower. Each such written Borrowing Request shall specify the following information:”

c.	Section 2.05(h) is hereby amended by replacing “by telephone (confirmed by hand delivery or facsimile)” with “in writing by hand delivery or facsimile or other electronic transmission”.

d.	Section 2.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Revolving Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be by hand delivery, facsimile or other electronic transmission to the Administrative Agent signed by the applicable Borrower.”

e.	Section 2.07(c) is hereby amended by removing “telephonic and”.

f.	Section 2.10(d) is hereby amended by replacing “by telephone (confirmed by hand delivery or facsimile)” with “in writing by hand delivery or facsimile or other electronic transmission”.

i.	Section 2.11(e) is hereby amended by replacing “by telephone (confirmed by facsimile)” with “in writing by hand delivery or facsimile or other electronic transmission”.

j.	Section 2.11(f) is hereby amended by replacing “by telephone (confirmed by facsimile)” with “in writing by hand delivery or facsimile or other electronic transmission”.

k.	Section 9.01 of the Credit Agreement is hereby amended by replacing the lead in with the following:

“All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier services, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:”

SECTION TWO. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Parent Borrower, the Co-Borrower and Holdings, this (such date, the “Amendment Effective Date”).

SECTION THREE. Reference to and Effect on the Loan Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Loan Documents are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall constitute a Loan Document.

SECTION FOUR. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION FIVE. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

EXECUTED AS A DEED BY

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	Director

By:	/s/ Trevor Dutcher
Witness
	Name:	Trevor Dutcher
	Title:	Sr. Corp Counsel

SMART MODULAR TECHNOLOGIES, INC.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	CEO

EXECUTED AS A DEED BY SMART MODULAR TECHNOLOGIES (GLOBAL HOLDINGS), INC.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	Director

By:	/s/ Trevor Dutcher
Witness
	Name:	Trevor Dutcher
	Title:	Sr. Corp Counsel

[Amendment No. 2 to Credit Agreement]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Christopher R. Lee
	Name:	Christopher R. Lee
	Title:	Assistant Vice President

[Amendment No. 2 to Credit Agreement]